EXHIBIT 10.2

AMENDMENT NO. 5 TO CREDIT AGREEMENT AND AMENDMENT NO. 3 TO REGISTRATION RIGHTS AGREEMENT

This AMENDMENT NO. 5 TO CREDIT AGREEMENT AND AMENDMENT NO. 3 TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) dated as of August 8, 2012 (the “Effective Date”), by and among CADIZ INC. and CADIZ REAL ESTATE LLC, as borrowers (the “Borrowers”), the lenders from time to time party hereto (the “Lenders”) and LC CAPITAL MASTER FUND, LTD., as administrative agent (“LC Capital” or, in such capacity, the “Agent”).

RECITALS

WHEREAS, the Borrowers entered into that certain Credit Agreement, dated as of June 26, 2006, by and among the Borrowers, the lenders party thereto and Peloton Partners LLP, as administrative agent (“Peloton Agent”), as amended pursuant to that certain Amendment No. 1 to Credit Agreement dated as of September 29, 2006, by and among the Borrowers, the lenders party thereto and Peloton Agent; as further amended pursuant to that certain Amendment No. 2 to Credit Agreement and Amendment No. 1 to Registration Rights Agreement dated as of June 4, 2009 (the “Second Amendment”), by and among the Borrowers, the lenders party thereto and LC Capital, as administrative agent; as further amended pursuant to that certain Amendment No. 3 to Credit Agreement and Amendment No. 2 to Registration Rights Agreement dated as of October 19, 2010 (the “Third Amendment”), by and among the Borrowers, the lenders party thereto and LC Capital, as administrative agent; and as further amended pursuant to that certain Amendment No. 4 to Credit Agreement dated as of July 25, 2011 (the “Fourth Amendment”), by and among the Borrowers, the lenders party thereto and LC Capital, as administrative agent (and as the same may be further amended and supplemented from time to time prior to the Effective Date, the “Credit Agreement”);

WHEREAS, Cadiz Inc. entered into that certain Registration Rights Agreement dated as of June 26, 2006, by and among Cadiz Inc. and Peloton Agent on behalf of each holder of registrable securities (as the same has been amended and supplemented from time to time prior to the Effective Date, the “Registration Rights Agreement”);

WHEREAS, the Borrowers desire to obtain the right to extend the Maturity Date (currently June 29, 2013) until November 1, 2013;

WHEREAS, the Borrowers, the Agent and the Lenders have agreed to amend the Credit Agreement and the Registration Rights Agreement on the terms and conditions set forth herein; and

WHEREAS, each of the defined terms used herein shall, if not otherwise defined in this Amendment, has the same meaning as set forth in the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereby agree as follows:

ARTICLE I
Amendments to Credit Agreement

1.01           The following definition in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Maturity Date” (a) the seventh anniversary of the Closing Date (which is June 29, 2013) unless the Extension Right is properly exercised by the Borrowers, in which case November 1, 2013 or (b) the ninth anniversary of the Closing Date if prior to the applicable date described in clause (a) the Two Year Extension Period applies pursuant to Section 9.6(a).”

1.02           The following definitions are hereby added to Section 1.1 of the Credit Agreement in their proper alphabetical order:

““Extension Consideration” the aggregate sum of $500,000, which shall be allocable to the Lenders in proportion to their respective percentage interests in the Loans then outstanding, and which shall be payable, at the Borrowers’ option, (a) in cash, (b) in freely-tradable shares of common stock of Cadiz Inc. at a price per share equal to the volume weighted average price of such common stock on The Nasdaq for the five (5) days immediately preceding the payment of $500,000 to the Lenders, and/or (c) in the form (including price) of such other securities of Cadiz Inc. as the Borrowers, the Agent and the Lenders may agree.”

““Extension Right” the right of the Borrowers to extend the Maturity Date from June 29, 2013 to November 1, 2013, which right (a) the Borrowers shall be entitled to exercise at any time after the Fifth Amendment Effective Date and prior to June 29, 2013 and (b) shall only be deemed exercised upon (i) receipt by the Lenders and the Agent after the Fifth Amendment Effective Date of a written notice of exercise from the Borrowers pursuant to Section 9.2 of the Credit Agreement and (ii) receipt by the Lenders after the Fifth Amendment Effective Date of payment in full by the Borrowers of the Extension Consideration; provided that at the time of receipt of such notice and payment no Default and no Event of Default shall have occurred and be continuing.”

““Fifth Amendment” that certain Amendment No. 5 to Credit Agreement and Amendment No. 3 to Registration Rights Agreement, by and among the Borrowers, the Agent and the Lenders, and dated as of Fifth Amendment Effective Date.”

““Fifth Amendment Effective Date” August 8, 2012.”

ARTICLE II
Amendment to Registration Rights Agreement

2.01           The first sentence of the definition of “Registrable Securities” in Section 1 of the Registration Rights Agreement is hereby amended and restated to read in its entirety as follows:

““Registrable Securities” means any and all of (i) the shares of Common Stock of the Company received by Holders upon conversion of the Loans and (ii) the shares of Common Stock of the Company (including any shares of Common Stock of the Company underlying any convertible or exchangeable securities) received by Holders as Extension Consideration upon the exercise by the Borrowers of the Extension Right, as such terms are defined in the Credit Agreement, as amended, and (iii) any securities issuable or issued or distributed in respect of any of the securities identified in clauses (i) and (ii) by way of stock dividend or stock split or in connection with a combinations of shares, recapitalization, reorganization, merger, consolidation or otherwise.”

2.02           The following definitions are hereby added to Section 1 of the Registration Rights Agreement in their proper alphabetical order:

““Fifth Amendment” that certain Amendment No. 5 to Credit Agreement and Amendment No. 3 to Registration Rights Agreement, by and among the Borrowers, the Agent and the Lenders, and dated as of Fifth Amendment Effective Date.”

““Fifth Amendment Effective Date” August 8, 2012.”

2.03           Section 2(a) of the Registration Rights Agreement is hereby amended and restated to read in its entirety as follows:

“(a)           Any Holder may, subject to the terms hereof, request the Company in writing (each such request, a “Demand”) to effect a registration with the SEC under and in accordance with the provisions of the Securities Act of all or part of the Registrable Securities Beneficially Owned by such Holder (a “Demand Registration”).  The Demand shall specify the aggregate number of shares of Registrable Securities requested to be so registered on behalf of such Holder.  For purposes of this Agreement, Holders shall be deemed to have made a Demand, effective as of the Fifth Amendment Effective Date, with respect to all of the Registrable Securities (the “Closing Demand”).  Any request received by the Company from a Holder as provided in this Section 2(a) shall be deemed to be a “Demand” for purposes of this Agreement, unless the Company, in accordance with the terms of this Agreement, shall have notified such Holder in writing, prior to its receipt of such request from such Holder, of its intention to register securities with the SEC, in which case the request from such Holder shall be governed by Section 3 hereof, not this Section 2.  All Demands to be made by a Holder pursuant to this Section 2(a) and any notifications by the Company pursuant to the preceding sentence must be based upon a good faith intent of such Holder or the Company, as the case may be, to effect the sale of securities pursuant to such registrations as promptly as practicable after the date of the Demand or notification, as the case may be, in accordance with the terms of this Agreement.”

2.04           Section 2(c)(v) of the Registration Rights Agreement is hereby amended and restated to read in its entirety as follows:

“(v)           if the Company shall have, on or after the Fifth Amendment Effective Date, previously effected four (4) Demand Registrations pursuant to the terms of this Agreement;”

ARTICLE III
Representations and Warranties

Each of the Borrowers represents and warrants to the Lenders and the Agent that the representations and warranties set forth in the Credit Agreement and in each of the other Loan Documents are true and complete on the Effective Date as if made on and as of the Effective Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date).

ARTICLE IV
Conditions Precedent

This Amendment shall become effective as of the Effective Date upon satisfaction of the following conditions:  (a) the representations and warranties contained in this Amendment shall be true and correct and no Default or Event of Default shall have occurred and be continuing; and (b) receipt by the Agent of (i) counterparts of this Amendment executed by each of the Borrowers and the Lenders and (i) $100,000 in cash from Borrowers, 86.725% of which (i.e. $86,725) shall be allocable and paid to LC CAPITAL MASTER FUND, LTD., as a Lender, and 13.275% of which (i.e. $13,275) shall be allocable and paid to MILFAM II L.P., as a Lender.

ARTICLE V
Effect of Amendment

Except as expressly amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, as amended hereby.

ARTICLE VI
Counterparts

This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts take together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Amendment signed by all of the parties shall be lodged with the Borrowers and the Agent.

ARTICLE VII
Severability

Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

ARTICLE VIII
Governing Law

THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to Credit Agreement and Amendment No. 3 to Registration Rights Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

BORROWERS

CADIZ INC., as a Borrower

By:	/s/ Keith Brackpool
Name:	Keith Brackpool
Title:	Chief Executive Officer

CADIZ REAL ESTATE LLC, as a Borrower

By:	/s/ Timothy J. Shaheen
Name:	Timothy J. Shaheen
Title:	Chief Executive Officer

LENDERS

MILFAM II L.P., as a Lender

By:	Milfam LLC

By:	/s/ Loyd I. Miller
Name:	Lloyd I. Miller
Title:	Managing Member

LC CAPITAL MASTER FUND, LTD.,
as a Lender

By:	/s/ Richard F. Conway
Name:	Richard F. Conway
Title:	Director

AGENT

LC CAPITAL MASTER FUND, LTD.,
as a Administrative Agent

By:	/s/ Richard F. Conway
Name:	Richard F. Conway
Title:	Director